EXHIBIT 99

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Dr. Alphichart Fufuangvanich and Terrance C. Cuff, hereby jointly certify as follows:

     (a) They are the Chief Executive Officer and the Chief Financial Officer, respectively, of The Topaz Group, Inc. (the "Company");

     (b) To the best of their knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (c) To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

Dated:  August  19,  2002             By: /s/  Dr.  Alphichart  Fufuangvanich
                                          -----------------------------------
                                          Dr.  Alphichart  Fufuangvanich
                                          President  (Chief  Executive  Officer)

Dated:  August  19,  2002             By: /s/  Terrance  C.  Cuff
                                          -----------------------------------
                                          Terrance  C.  Cuff
                                          Chief Financial Officer

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